EXHIBIT NO. 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-104099 and 333-155380 of Kimberly-Clark Corporation on Form S-8 of our report dated June 17, 2013 relating to the financial statements and financial statement schedules of Kimberly Clark-Corporation 401(k) and Retirement Contribution Plan, appearing in this Annual Report on Form 11-K of the Kimberly-Clark Corporation 401(k) and Retirement Contribution Plan for the year ended December 31, 2012.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
June 17, 2013